UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 21, 2008

Date of Report (Date of earliest event reported)

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

(914) 606-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS, CHANGE IN FISCAL YEAR.

ITEM 8.01	OTHER EVENTS.

On Wednesday, May 21, 2008, EpiCept Corporation (the "Company") held an Annual Meeting of Stockholders. Represented at the meeting, either in person or by proxy, were 45,067,048 shares of Common Stock of the Company, out of a total of 51,295,304 shares of Common Stock entitled to vote at the meeting, or greater than 50%, constituting a quorum.

The stockholders reelected, by a plurality of the votes cast, Robert G. Savage and John V. Talley to the Board of Directors of the Company. They will serve until the Annual Meeting of Stockholders in 2011 and until their respective successors are elected and qualified.

The stockholders also adopted a resolution to ratify the Audit Committee's selection of Deloitte & Touche LLP as the Corporation's Independent Registered Public Accounting Firm for the year ending December 31, 2008.

The stockholders also authorized an amendment to the Company's Certificate of Incorporation, effective May 21, 2008, to increase the number of authorized shares of capital stock to 180,000,000 shares (including an increase of the number of authorized shares of Common Stock from 75,000,000 to 175,000,000).

A copy of the Third Amended and Restated Certificate of Incorporation relating to the foregoing is attached hereto as Exhibit 3.1 and is incorporated in these Items 5.03 and 8.01 by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

3.1	Third Amended and Restated Certificate of Incorporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

/s/ ROBERT W. COOK
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: May 21, 2008

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EXHIBIT INDEX

Exhibit	Description

3.1	Third Amended and Restated Certificate of Incorporation

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